UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):      January 30, 2009
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-14303	36-3161171

(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of Principal Executive Offices)	(Zip Code)
(313) 758-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On January 30, 2009, American Axle & Manufacturing Holdings, Inc., (the “Company” or “AAM”) issued a press release regarding AAM’s financial results for the three and twelve months ended December 31, 2008. A copy of the press release is furnished as Exhibit 99.1.
Item 7.01 Regulation FD
AAM’s sales and production outlook for the major light truck product programs it supports in North America for GM and Chrysler LLC:
Full Year 2008:
•	Full year 2008 program volumes were down approximately 43% as compared to 2007.

•	Full year sales in 2008 were approximately $2.1 billion.

•	AAM’s content-per-vehicle of $1,391 was up approximately 8% as compared to the full year 2007.
AAM’s cash and liquidity update:
•	As of December 31, 2008, AAM had more than $400 million of liquidity, consisting of available cash, short-term investments and committed borrowing capacity on its Revolving Credit Facility.

•	At December 31, 2008, AAM held approximately $77 million in the Reserve Governmental Fund, the Reserve International Liquidity Fund and the Reserve Yield Plus Fund. These assets are classified as short-term investments on our balance sheet. In January 2009, AAM received approximately $52.9 million of cash redemptions from these funds.

•	As of December 31, 2008, AAM reduced its aggregate direct and indirect inventories by more than $80 million as compared to June 30, 2008, in line with AAM’s previously announced inventory reduction plan.

•	AAM is in compliance with the financial covenants in the Revolving Credit Facility as of December 31, 2008.

•	As of December 31, 2008, AAM’s underfunded pension liability was approximately $250 million.
AAM’s capital spending outlook:
Full Year 2008:
•	Full year capital spending in 2008 was $140.2 million.
Full Year 2009:
•	AAM expects full year capital spending in 2009 to be approximately $140 million — $150 million.
FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about AAM’s cash and liquidity, sales and production outlook and capital spending outlook, all of which are inherently uncertain and should be viewed with caution. Actual results and experience may differ materially due to many factors and risks that are discussed in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q. It is not possible to foresee or identify all such factors and we assume no obligation to update any forward-looking statements or to disclose any subsequent facts, events or circumstances that may affect their accuracy.
Item 8.01 Other Events
On January 29, 2009, the Company’s board of directors decided to suspend the quarterly cash dividend payable on AAM’s common stock to become effective in the first quarter of 2009.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description	Method of Furnishing
99.1	Press release dated January 30, 2009	Furnished with this Report

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
Date: January 30, 2009	By:	/s/ Michael K. Simonte
Michael K. Simonte
Group Vice President - Finance & Chief Financial Officer (also in the capacity of Chief Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description	Page
99.1	Press release dated January 30, 2009

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